UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2013

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10959 (Commission File Number)	33-0475989 (IRS Employer Identification No.)

15360 Barranca Parkway
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2013, Standard Pacific Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, MP CA Homes LLC (the “Selling Stockholder”) and Credit Suisse Securities (USA) LLC, as representative of the underwriters listed therein (collectively, the “Underwriters”), relating to the offer and sale by the Selling Stockholder of 20,000,000 shares of common stock of the Company (the “Underwritten Shares”) at a price to the public of $9.50 per share (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to 3,000,000 additional shares of common stock of the Company (the “Option Shares,” and with the Underwritten Shares, the “Shares”) solely to cover over-allotments, which the Underwriters exercised on May 16, 2013.

Prior to the sale of the Shares, the Selling Stockholder held shares of the Company’s common stock and shares of the Company’s Series B junior participating convertible preferred stock (the “Series B Preferred Stock”) equal to 237,212,786 shares of the Company’s common stock on an as converted basis. The Selling Stockholder is not entitled to convert the Series B Preferred Stock into shares of the Company’s common stock unless after such conversion it would hold no more than 49% of the voting power of the Company. Immediately following consummation of the sale of the Shares, the Selling Stockholder will hold shares of the Company’s common stock and shares of the Series B Preferred Stock equal to 214,212,786 shares of the Company’s common stock on an as converted basis, equal to approximately 58.8% of the Company’s outstanding common stock. Pursuant to a stockholders’ agreement that the Company entered into with the Selling Stockholder on June 27, 2008, the Selling Stockholder is entitled to designate a number of directors to serve on the Company’s Board of Directors as is proportionate to the total voting power of its voting stock (up to one less than a majority), and is entitled to designate at least one director designated by the Selling Stockholder to each committee of the Company’s Board of Directors (subject to limited exceptions).

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received customary fees and commissions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The exhibit attached hereto relates to the offering of the Shares pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-187639), filed with the Securities and Exchange Commission. The exhibit is expressly incorporated herein by reference.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of May 15, 2013, by and among the Company, MP CA Homes LLC and Credit Suisse Securities (USA) LLC, as representative of the underwriters listed therein, relating to the offer and sale of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: May 17, 2013

STANDARD PACIFIC CORP.

By:	/s/ Jeffrey J. McCall
	Name:	Jeffrey J. McCall
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of May 15, 2013, by and among the Company, MP CA Homes LLC and Credit Suisse Securities (USA) LLC, as representative of the underwriters listed therein, relating to the offer and sale of the Shares.